EXHIBIT 99.1

Private Securities Litigation Reform Act of 1995

Safe Harbor Compliance Statement for Forward-Looking Statements

Certain matters the Company discusses in this Quarterly Report on Form 10-Q and in other public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern the Company’s strategy, plans, projections or intentions. All statements the Company makes relating to revenue, earnings, margins, growth rates and other financial results for future periods are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) no adverse impact on the Company’s business as a result of its high degree of leverage; (b) timely, successful and cost-effective consolidation of the Company’s processing platforms and data centers; (c) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (d) successful conversions under service contracts with major clients; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on Company client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting the Company’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid unanticipated increases in interest on the Company’s borrowings; (o) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (p) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (q) no material breach of security of any of the Company’s systems; (r) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection and (s) other risks that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.